AMENDMENT #1 TO A CERTAIN AGREEMENT BY AND BETWEEN PRWT SERVICES, INC. AND JOHN J. MCCAREY

WHEREAS, the undersigned John J. McCarey, with a business address at 7 Lewis Court, Millstone, NJ 08510 ("Consultant"), and PRWT Services, Inc., a Pennsylvania business corporation with principal offices at 1835 Market Street, Suite 800, Philadelphia, PA 19103 (the "Company"), are parties to a "DOMESTIC BUSINESS DEVELOPMENT CONSULTANT AGREEMENT" by and between them dated November 1, 2006, setting forth certain obligations and responsibilities of each of them to the other (the "Agreement"); and

WHEREAS, the parties to the Agreement wish to extend the term of the Agreement for a three-month "Stub Period" commencing May 1, 2007 and concluding on July 31, 2007;

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement by replacing the phrase "April 30, 2007" in the first sentence of SECTION 6 with the phrase "July 31, 2007".

In all other respects, the Agreement is hereby ratified and affirmed.

IN WITNESS WHEREOF, the undersigned Consultant has set his hand and seal, and the undersigned officer of the Company has caused this Agreement to be executed on behalf of the Company and its corporate seal affixed hereto, in each case intending this Agreement to become effective as of the first day of May, 2007.

CONSULTANT:	PRWT SERVICES, INC.
BY: ______________________	BY: ______________________
JOHN J. MCCAREY	WILLIE F. JOHNSON
	CHAIRMAN AND CEO